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                                   Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Ambac Assurance Corporation:

          We consent to the incorporation by reference in the registration statement (No. 333-71073) of IKON Receivables, LLC, Inc. (the "Registrant") and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement") via the Form 8-K of the Registrant dated September 29, 1999, of our report dated January 27, 1999 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 1998 and December 31, 1997, and for each of the years in the three-year period ended December 31, 1998, which report appears in the Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 30, 1999 and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



                                        /s/ KPMG LLP
                                        --------------------------------
                                        KPMG LLP


New York, New York
September 29, 1999